EXHIBIT 17(a)



November 14, 1995

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE: Rule 24f-2 Notice for First American Investment Funds, Inc. SEC File No. 33-16905


Ladies and Gentlemen:

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, you are hereby notified as follows:

(i) the fiscal year of the Fund for which this Notice is filed is the year ended September 30, 1995.

(ii) the number of securities of the same class of the Fund which had been registered under the Securities Act of 1933 other than pursuant to Rule 24f-2 which remained unsold at the beginning of such fiscal year was: 0.

(iii) the number of securities of the Fund registered during such fiscal year other than pursuant to Rule 24f-2 was: $32,830,899. (1)

(iv)  the number of securities of the Fund sold during such fiscal year was:
      $1,277,502,839. (1)

(v) the number of securities of the Fund sold during such fiscal year in reliance upon registration pursuant to Rule 24f-2 was: $1,244,671,940. (1)

This Notice is accompanied by an opinion of counsel as to whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable as required by paragraphs
(b)(1)(v) and (c), respectively, of Rule 24f-2.


* Pursuant to Rule 24f-2(c) the filing fee accompanying this Notice was calculated as follows:

     (a) actual aggregate sale price of securities sold pursuant to Rule 24f-2 during fiscal year (paragraph (v) above): $1,244,671,940 (1)

     (b)  reduced by the difference between:

          (1) the actual aggregate redemption price of securities of the Trust redeemed by the Trust during such fiscal year; $441,606,410 (1)

                           and

          (2) the actual aggregate redemption price of such redeemed securities previously applied pursuant to Rules 24e-2(a) and 24e-1 of the Act; 0

     (c)  net sales      $803,065,530 (1)

Fee calculated pursuant to Section 6(b) of the Securities Act of 1933: $ 276,919.15

This fee will be wired to the SEC's acct at Mellon Bank on November 15, 1995.

(1) These amounts include purchases, sales and registered shares for First American Mutual Funds (No. 33-49087) a registered investment company that was merged into the Fund during the Fund's fiscal year ended September 30, 1995.

Very truly yours,

By:  /s/ Stephen G Meyer

     Stephen G Meyer
     Controller